     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1996

                                                      REGISTRATION NO. 333-03594
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      4FRONT SOFTWARE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            COLORADO                            7373                    84-0675510
(State or other jurisdiction of     (Primary Standard Industrial       (IRS Employer
 incorporation or organization)     Classification Code Number)     Identification No.)

                   5650 GREENWOOD PLAZA BOULEVARD, SUITE 107
                           ENGLEWOOD, COLORADO 80111
                                 (303) 721-7341
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 CRAIG KLEINMAN
                                   SECRETARY
                      4FRONT SOFTWARE INTERNATIONAL, INC.
                   5650 GREENWOOD PLAZA BOULEVARD, SUITE 107
                           ENGLEWOOD, COLORADO 80111
                                 (303) 721-7341
           (Name, address, and telephone number of agent for service)
                           --------------------------

                          COPIES OF COMMUNICATIONS TO:

     HOWARD J. UNTERBERGER, Esq.                    PAUL JACOBS, Esq.
           Miller & Holguin                    Fulbright & Jaworski L.L.P.
1801 Century Park East, Seventh Floor                666 Fifth Avenue
    Los Angeles, California 90067                New York, New York 10103
            (310) 556-1990                            (212) 318-3000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                           --------------------------

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                        PROPOSED MAXIMUM
                                                      PROPOSED MAXIMUM     AGGREGATE
    TITLE OF EACH CLASS OF            AMOUNT TO        OFFERING PRICE       OFFERING         AMOUNT OF
  SECURITIES TO BE REGISTERED     BE REGISTERED (1)    PER SHARE (2)      PRICE (1)(2)    REGISTRATION FEE
Common Stock, no par value.....   3,450,000 shares         $5.75          $19,837,500       $6,840.52(3)


(1) Includes 450,000 shares of Common Stock which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the amount of the registration fee.


(3) Previously paid.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment Number 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 9, 1996.


                                          4FRONT SOFTWARE INTERNATIONAL, INC.


By:        /s/ ANIL DOSHI                            By:        /s/ PHILIP MENDONCA
           ----------------------------------------             ----------------------------------------
           Anil Doshi                                           Philip Mendonca
           CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE               CHIEF FINANCIAL OFFICER
           OFFICER AND DIRECTOR

           Date: June 9, 1996                                   Date: June 9, 1996


    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                         NAME                                           POSITION                       DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                    /s/ ANIL DOSHI
     -------------------------------------------        Chairman of the Board, Chief Executive     June 9, 1996
                      Anil Doshi                         Officer and Director

                    /s/ MARK ELLIS
     -------------------------------------------        President, Chief Operating Officer and     June 9, 1996
                      Mark Ellis                         Director

                  /s/ CRAIG KLEINMAN
     -------------------------------------------        Secretary and Director                     June 9, 1996
                    Craig Kleinman

                  /s/ KENNETH NEWELL
     -------------------------------------------        Director                                   June 9, 1996
                    Kenneth Newell

                /s/ ARTHUR KEITH ROSS
     -------------------------------------------        Director                                   June 9, 1996
                  Arthur Keith Ross

                   /s/ BRIAN MURRAY
     -------------------------------------------        Director                                   June 9, 1996
                     Brian Murray

                                 EXHIBIT INDEX


  EXHIBIT                                                       DESCRIPTION                                             PAGE
- -----------             -------------------------------------------------------------------------------------------  -----------
      1.1       --      Form of Underwriting Agreement.(11)
      3.1       --      Articles of Incorporation of the Company, as amended to date.(5)
      3.2       --      Bylaws of the Company, as amended to date.(5)
      3.3       --      Stock option plan dated July 27, 1989.(2)
      4.1       --      Specimen Form of Stock Certificate for the Company's registered stock.(5)
      4.2       --      Warrant Agreement by and between the Company and American Securities Transfer, Inc. dated
                         February 10, 1993, and Form of Warrant.(5)
      4.4       --      1995 Amendment to Warrant Agreement by and between the Company and American Securities
                         Transfer, Inc. dated February 10, 1993, and Form of Warrant.(6)
      5.1       --      Opinion of Miller & Holguin as to certain securities law matters(11)
     10.1       --      Indemnity Agreement between the Company and Craig Kleinman dated October 27, 1987.(1)
     10.2       --      Schedule of Indemnity Agreements substantially identical to Exhibit 10.6.(1)
     10.3       --      Share Sale Agreement Relating to K-2 Group Plc dated March 7, 1994 by and among Lex
                         Nominees International Limited and ORS, Peter Leith Wellings and 4Front Software
                         International, Inc.(4)
     10.4       --      Form of Securities Purchase Agreement dated as of March 7, 1994, between each shareholder and 4Front Software International, Inc.(4)
     10.5       --      Form of Option to Purchase Shares in 4Front Software International, Inc. dated as of March
                         7, 1994 by and among 4Front Software International, Inc. and shareholders of K-2 Group.(4)
     10.6       --      Agreement of Partnership of ActionTrac International, a California general partnership, dated as of December 7, 1993.(5)
     10.7       --      Option Agreement dated as of December 8, 1993 between the Company and ActionTrac, Inc., as amended.(5)
     10.8       --      License and Security Agreement dated as of December 7, 1993 between ActionTrac
                         International and ActionTrac, Inc.(5)
     10.9       --      Limited Territory License and Security Agreement dated as of December 7, 1993 between the
                         Company and ActionTrac, Inc.(5)
     10.10      --      Loan agreement with Midland Bank plc dated June 3, 1993.(5)
     10.11      --      Form of Executive Pension Plan for the benefit of Anil Doshi.(5)
     10.12      --      Form of Executive Pension Plan for the benefit of Mark Ellis.(5)
     10.13      --      Form of Executive Officer Service Agreement (the Company).(5)
     10.14      --      Agreement between the Company and La Jolla Securities Corporation dated December 15,
                         1993.(5)
     10.15      --      Midland Bank Loan Agreement with K2 dated February 11, 1994.(5)
     10.16      --      Midland Bank Overdraft and Forward Exchange Agreement with K2, Xanadu and Mitre dated
                         February 14, 1994.(5)
     10.17      --      Lease Agreement dated September 7, 1988 for lease by K2 of premises at Unit 4, Colonial
                         Business Park, Colonial Way, Watford England, as amended.(5)
     10.18      --      Lease Agreement dated April 28, 1992 for lease by K2 of premises at Units 5 and 6, Colonial
                         Business Park, Colonial Way, Watford England.(5)
     10.19      --      Form of Executive Officer Service Agreement (K2).(5)

  EXHIBIT                                                       DESCRIPTION                                             PAGE
- -----------             -------------------------------------------------------------------------------------------  -----------
     10.20      --      K2 Systems Group Pension Scheme effective March 6, 1991.(5)
     10.21      --      Form of Executive Pension Plan for the benefit of Ken Newell.(5)
     10.22      --      Form of Amendment dated October 21, 1994 to Option to Purchase Shares in 4Front Software
                         International, Inc. dated as of March 7, 1994 by and among 4Front Software International,
                         Inc. and shareholders of K-2 Group.(6)
     10.23      --      Facility Letter dated October 3, 1994 from Midland Bank Plc to K2 Group Plc.(6)
     10.24      --      Facility Letter dated April 10, 1995 from Midland Bank Plc to K2 Group Plc.(6)
     10.25      --      Warrant dated August 10, 1994 in favor of La Jolla Securities Corporation.(6)
     10.26      --      Form of November 1, 1994 Option Agreement for Employees and Consultants.(6)
     10.27      --      Share Sale Agreement Relating to DesignBase Properties Limited effective February 1, 1995 by and among 4Front Group Plc, Properties Holding Limited and Anthony Malpas.(6)
     10.28      --      Share Sale Agreement Relating to CommsWare Limited effective February 1, 1995 by and among
                         4Front Group Plc, Properties Holding Limited and Anthony Malpas.(6)
     10.29      --      Guarantee and Subordination Agreement dated April 24, 1995 between the Company, Anil Doshi and Aliki Financial Corp.(6)
     10.30      --      Share Sale Agreement Relating to CI Support Limited effective November 1, 1994 by and among
                         Burnaby Investments Limited and K2 Group plc.(6)
     10.31      --      Share Sale Agreement Relating to CCG Holdings Limited dated May 11, 1995 by and among
                         Richard Ian Sharpe & ORS and the Company.(6)
     10.32      --      Option to Purchase Shares in 4Front Software International, Inc. dated as of May 11, 1995 by and 4Front Software International, Inc. and Joel William Jervis.(6)
     10.33      --      Service Agreement dated May 11, 1995 between the Company, CCG Holdings Ltd and Richard Ian
                         Sharpe.(6)
     10.34      --      Service Agreement dated May 11, 1995 between the Company, CCG Holdings Ltd and Joel William
                         Jervis.(6)
     10.35      --      Lease Agreement dated September 11, 1992 for lease by Compass of premises at Unit C,
                         Kennetside Industrial Estate, Bone Lane, Newbury Berkshire England.(6)
     10.36      --      Lease Agreement dated September 11, 1992 for lease by Compass of premises at Unit C,
                         Kennetside Industrial Estate, Bone Lane, Newbury Berkshire England.(6)
     10.37      --      Facility Letter dated May 25, 1994 from Barclays Bank Plc to Compass Computer Group
                         Limited.(6)
     10.38      --      Facility Letter dated April 12, 1995 from Barclays Bank Plc to Compass Computer Group
                         Limited.(6)
     10.39      --      Form of Employment Agreement effective as of November 1, 1995 between the Company and Anil
                         Doshi.(7)
     10.40      --      Form of Employment Agreement effective as of November 1, 1995 between the Company and Mark
                         Ellis.(7)
     10.41      --      Form of August, 1995 Option Agreement for Employees and Consultants.(7)
     10.42      --      Share Sale Amendment Agreement dated December 13, 1995 between Richard Ian Sharpe & ORS, the Company, Joel Jervis, CCG Holdings Limited and 4Front Group PLC.(7)

  EXHIBIT                                                       DESCRIPTION                                             PAGE
- -----------             -------------------------------------------------------------------------------------------  -----------
     10.43      --      Put Option Agreement dated December 13, 1995 between Richard Ian Sharpe & ORS and the
                         Company.(7)
     10.44      --      Service Agreement dated December 13, 1995 between Richard Ian Sharpe and 4Front Group
                         PLC.(7)
     10.45      --      Amendment to Option Agreement dated December 13, 1995 between Joel Jervis and the
                         Company.(7)
     10.46      --      Form of 1996 Equity Incentive Plan (11)
     10.47      --      Form of Amendment Number Two to Promissory Note.(11)
     16.1       --      Letter from AJ. Robbins PC regarding change in certifying accountant.(8)
     16.2       --      Letter from AJ. Robbins PC regarding change in certifying accountant.(9)
     21.1       --      List of Subsidiaries.(10)
     23.1       --      Consent of KPMG(11)
     23.2       --      Consent of AJ. Robbins PC(11)
     23.3       --      Consent of Miller & Holguin (included in Exhibit 5.1)


- ------------------------
 (1)Previously filed as Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1987

 (2)Previously filed as Exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1989.

 (3)Previously filed as Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1992.

 (4)Previously filed as Exhibit to the Company's Report on Form 8-K dated March 7, 1994.

 (5)Previously filed as Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1994.

 (6)Previously filed as Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995.

 (7)Previously filed as Exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal period ended October 31, 1995.

 (8)Previously filed as Exhibit to the Company's Report on Form 8-K dated January 2, 1996.

 (9) Previously filed as Exhibit to the Company's Report on Form 8-K dated January 23, 1996.

(10) Previously filed as an Exhibit to the Company's Registration Statement (file no. 333-03594).


(11) Filed herewith.